Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of CyberOptics Corporation on Form S-8 (File No. 33-21092, 33-41509, 33-41515, 33-50510 and 33-80838) of our reports dated February 6, 1997, except for the first paragraph of Note 8, as to which the date is March 3, 1997, on our audits of the consolidated financial statements and financial statement schedule of CyberOptics Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included or incorporated by reference in this Annual Report on Form 10-K.



                                           COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
March 27, 1997